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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Calico Commerce, Inc. 1995 Stock Option Plan, 1997 Stock Option Plan, and 1999 Employee Stock Purchase Plan, and Options Granted Under the FirstFloor Software, Inc. 1993 Stock Option Plan and Assumed By Calico Commerce, Inc., and Options Granted Under the ConnectInc.com, Co. 1989 Stock Option Plan, 1996 Stock Option Plan, 1996 Directors Stock Option Plan and 1999 Stock Option Plan For Non-Employee Directors and Advisors and Assumed By Calico Commerce, Inc. of our report dated January 25, 1999, with respect to the financial statements and the related financial statement schedule of ConnectInc.com, Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
---------------------
ERNST & YOUNG LLP

San Jose, California
February 10, 2000